UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2019

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

(a) Change of Independent Registered Public Accounting Firm

On November 19, 2019, the Board of Directors (the “Board”) of NXP Semiconductors N.V. (the “Company”) as advised by the Audit Committee (the “Audit Committee”) of the Board determined not to recommend that KPMG Accountants N.V. (“KPMG”) stand for re-appointment as the Company’s independent registered public accounting firm, as referred to in Article 32 of the Company’s articles of association (the “Articles”), at the 2020 Annual General Meeting of Shareholders of the Company (the “2020 AGM”). KPMG will remain the Company’s independent registered public accounting firm until the completion of KPMG’s audit of the Company’s statutory annual accounts as of and for the year ended December 31, 2019 prepared in accordance with International Financial Reporting Standards (“IFRS”) and consolidated financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”) as of and for the years ended December 31, 2018 and December 31, 2019.

KPMG has been the Company’s independent registered public accounting firm since 2009. During the two fiscal years ended December 31, 2018 and December 31, 2017, and for the subsequent interim period through the date hereof, there were no (i) disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; or (ii) reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

KPMG’s reports on the IFRS statutory annual accounts as of and for the year ended December 31, 2018 and the US GAAP consolidated financial statements of the Company as of and for the years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided KPMG with a copy of this Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the statements herein. A copy of KPMG’s letter is filed herein as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

In accordance with the procedures set forth in the Company’s policy on auditor independence , the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm as referred to in Article 32 of the Articles for the Company’s fiscal years ending December 31, 2020 through December 31, 2022. The Company invited several independent registered public accounting firms to participate in this process.

As a result of the review of proposals from the independent registered public accounting firms that participated, on November 19, 2019, the Board as advised by the Audit Committee determined to recommend that Ernst & Young Accountants LLP (“EY”) stand for appointment as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2020 through December 31, 2022 at the 2020 AGM under the requirement under Dutch law and as set forth in the Articles, subject to the completion of EY’s standard client acceptance procedures.

During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through the date hereof, neither the Company nor anyone acting on its behalf consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Representatives of both KPMG and EY will be present at the 2020 AGM, will be available to respond to appropriate questions from our stockholders and may make a statement if they desire to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from KPMG Accountants N.V.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2019

NXP Semiconductors N.V.

/s/ P. Kelly
Name: P. Kelly, CFO